As Filed with the Securities and Exchange Commission on January 26, 2006
Registration No. 333-119265

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective Amendment

No. 3 to
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

(Exact Name of Registrant as Specified in Its Governing Instrument)

50 Rockefeller Plaza

New York, New York 10020
(212) 492-1100
(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gordon F. DuGan

Corporate Property Associates 16 - Global Incorporated
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Robert E. King, Jr., Esq. Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Gilbert G. Menna, Esq. Suzanne D. Lecaroz, Esq. Goodwin Procter LLP Exchange Place, 53 State Street Boston, Massachusetts 02109

     Approximate date of commencement of proposed sale to the public: As soon as possible after effectiveness of the Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Securities	Aggregate	Amount of
Being Registered	Offering Price	Registration Fee

Common Stock	$550,000,000	$64,735(2)
Common Stock(1)	$400,000,000	$47,080(2)

(1)	Represents shares issuable pursuant to the registrant’s Amended and Restated 2003 Distribution Reinvestment and Stock Purchase Plan.

(2)	Filing fee previously paid.

     We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on the date the Commission, acting pursuant to said Section 8(a), determines.

EXPLANATORY NOTE

      The purpose of this Pre-Effective Amendment No. 3 to the Registration Statement is solely to file Exhibit 23.1, Consent of PricewaterhouseCoopers LLP, our independent registered public accounting firm, which was not filed with Pre-Effective Amendment No. 2 to the Registration Statement due to an error by our filing agent.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

      (b) Exhibits

Exhibit No.		Exhibit

3.1		Articles of incorporation of CPA®:16 - Global (Incorporated by reference to Exhibit 3.1 to the registrant’s Pre-effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-106838) filed December 10, 2003)
3.2		Bylaws of CPA®:16 - Global (Incorporated by reference to Exhibit 3.2 to the registrant’s Pre-effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-106838) filed November 21, 2003)
4.1		2003 Amended and Restated Distribution Reinvestment and Share Purchase Plan (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-11 (File No. 333-106838) filed November 4, 2005)
5	.1*	Opinion of Clifford Chance US LLP as to the legality of securities issued
8	.1*	Form of Opinion of Clifford Chance US LLP as to certain tax matters
10	.1*	Form of Selected-Dealer Agreement
10	.2*	Escrow Agreement
10.3		Form of Selected Investment Advisor Agreement (Incorporated by reference to Exhibit 10.3 to the registrant’s Post-effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-106838) filed December 23, 2003)
10	.4*	Form of Amended and Restated Sales Agency Agreement
10.5		Second Amended and Restated Advisory Agreement (Incorporated by reference to Exhibit 10.5 to the registrant’s Post-effective Amendment No. 8 to the Registration Statement on Form S-11 (File No. 333-106838) filed on November 4, 2005)
10.6		Form of Wholesaling Agreement (Incorporated by reference to Exhibit 10.6 to the registrant’s Pre-effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-106838) filed November 21, 2003)
10	.7*	Lease Agreement between UH Storage (DE) Limited Partnership, and U-HAUL Moving Partners, Inc., dated as of March 31, 2004
10	.8*	Lease Agreement between UH Storage (DE) Limited Partnership, and Mercury Partners, LP, dated as of March 31, 2004
10	.9*	Loan Agreement between Bank Of America, N.A., as lender, and, UH Storage (DE) Limited Partnership, as borrower, dated as of April 29, 2004
10	.10*	Lease between Prints (UK) QRS 16-1 Inc., and Polestar Petty Limited, and Polestar Petty Bindery Limited, Polestar Magazines and Catalogues Limited, Watmoughs (Holdings) Limited, Polestar Group Limited, dated May 5, 2004
10	.11*	Facility Agreement between Prints (UK) QRS 16-1, Inc., as borrower, Nationwide Building Society, as original lender, and Nationwide Building Society, as arranger, agent and security trustee for finance parties, dated May 5, 2004
10	.12*	Lease Agreement by and between Foss (NH) QRS 16-3, Inc., and Foss Manufacturing Company, Inc., dated as of July 1, 2004
10	.13*	Mortgage and Security Agreement between Foss (NH) QRS 16-3, Inc., as mortgagor, and CIBC Inc., as mortgagee, dated as of July 1, 2004, with respect to the property leased to Foss Manufacturing Company, Inc. in Hampton, New Hampshire
10	.14*	Amended and Restated Lease Agreement by and between PG-NOM (Alberta), Inc., as nominee for PG-Trust (DE), and CWD Windows and Doors, Inc., effective as of August 27, 2004
10	.15*	Alberta Land Titles Act Mortgage of Land, between PG-NOM (Alberta), Inc., as chargor, and GMAC Commercial Mortgage of Canada, Limited, as chargee, dated November 24, 2004

Exhibit No.		Exhibit

10	.16*	Amended and Restated Deed of Lease Agreement between, PG (MULTI-16) L.P., and Ply Gem Industries, Inc., and MWM Holding, Inc., and Great Lakes Window, Inc., and MW Manufacturers Holding Corp., and MW Manufacturers Inc., and NAPCO Window Systems, Inc., and Kroy Building Products, Inc., and NAPCO, Inc., and Thermal — Gard, Inc., and Variform, Inc., effective as of August 27, 2004
10	.17*	Loan Agreement Fixed Rate between PG (MULTI-16) L.P., as borrower, and GMAC Commercial Mortgage Bank, as lender, dated as of October 22, 2004
10	.18*	Lease Agreement between TELC (NJ) QRS 16-30, INC. and Telecordia Technologies, Inc., dated as of March 15, 2005
10	.19*	Loan Agreement between Morgan Stanley Mortgage Capital Inc., as lender, and, TELC (NJ) QRS 16-30, INC., as borrower, dated as of March 14, 2005
21	.1*	Subsidiaries of the Registrant
23.1		Consent of PricewaterhouseCoopers LLP
23	.2*	Consent of Clifford Chance US LLP (Contained in Exhibit 5.1)
99	.1*	Consent of Ibbotson Associates, Inc.

*	Previously filed.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 26, 2006.

CORPORATE PROPERTY ASSOCIATES
16 - GLOBAL INCORPORATED

By:	/s/ SUSAN C. HYDE

Susan C. Hyde
Executive Director and Secretary

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan C. Hyde and Gordon F. DuGan to be their true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this Pre-Effective Amendment No. 3 to the Registration Statement and any and all other amendments to the Registration Statement (including other post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated.

Wm. Polk Carey	Chairman of the Board	* Wm. Polk Carey January 26, 2006

Gordon F. DuGan	Chief Executive Officer and Board Member (Principal Executive Officer)	* Gordon F. DuGan January 26, 2006

Trevor P. Bond	Board Member	* Trevor P. Bond January 26, 2006

Elizabeth P. Munson	Board Member	* Elizabeth P. Munson January 26, 2006

Mark J. DeCesaris	Managing Director, Acting Chief Financial Officer and Chief Administrative Officer	* Mark J. DeCesaris January 26, 2006

Claude Fernandez	Managing Director and Principal Accounting Officer	* Claude Fernandez January 26, 2006

* By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 3 to the Registration Statement on behalf of the persons indicated.

/s/ SUSAN C. HYDE

_________________________
Susan C. Hyde
* Attorney-in-fact
January 26, 2006